Exhibit 99.1

News Release

ACCO BRANDS REPORTS FIRST QUARTER RESULTS

•
Reported net sales of $317 million, within outlook
•
Gross margins expanded 60 basis points
•
SG&A down compared to prior year
•
Loss per share of $0.14, adjusted loss per share of $0.02, better than outlook
•
Net debt down $35 million year over year, with a consolidated leverage ratio of 3.65x at quarter-end

LAKE ZURICH, ILLINOIS, May 1, 2025 - ACCO Brands Corporation (NYSE: ACCO) today reported financial results for its first quarter ended March 31, 2025.

"I'm pleased to report that our team delivered first quarter net sales in line with our outlook and exceeded our adjusted EPS expectations, reflecting disciplined execution during a quarter of increasing complexity. The first quarter is our smallest quarter and we delivered strong operational performance with gross margin expansion and lower SG&A expense. We also repurchased $15 million of our stock and successfully closed on a small, strategic acquisition. Our ongoing focus on revenue initiatives, operational efficiency and cost management, along with our solid balance sheet and consistent cash flow, positions us to deliver long-term shareholder value," stated ACCO Brands' President and Chief Executive Officer, Tom Tedford.

"The strategic management of our supplier base has positioned the Company to respond quickly to the evolving tariff landscape. We are able to accelerate our supply chain moves to reduce the impact of tariffs. I am confident that our seasoned management team and dedicated employees will execute these important initiatives, while navigating an uncertain business environment," concluded Mr. Tedford.

First Quarter Results

Net sales were $317.4 million, down 11.6 percent from $358.9 million in 2024. Adverse foreign exchange reduced sales by $11.7 million, or 3.3 percent. Comparable sales decreased 8.3 percent. Both reported and comparable sales declines reflect softer global demand for certain office-related products and gaming accessories. These declines were partially offset by growth in computer accessories.

Operating loss was $6.7 million versus operating income of $5.9 million in 2024. Restructuring expense of $2.3 million compares to a $0.3 million of income in the prior year, with the change largely associated with our footprint rationalization program. Adjusted operating income was $6.9 million compared to $16.2 million in 2024. Both reported and adjusted operating income declines reflect lower sales volume which was partially offset by cost savings and positive sales mix.

Net loss was $13.2 million, or $(0.14) per share, compared with prior-year net loss of $6.3 million, or $(0.07) per share. Adjusted net loss was $2.0 million compared with adjusted net income of $2.7 million in 2024, and adjusted loss per share was $0.02 per share compared with adjusted earnings per share of $0.03 in 2024.

Capital Allocation and Dividend

For the quarter, operating cash flow was $5.5 million versus $28.2 million in the prior year. Free cash flow was $3.3 million compared to $25.9 million in the prior year. The Company's consolidated leverage ratio as of March 31, 2025 was 3.65x.

In the quarter, the Company paid dividends of $6.8 million and repurchased 3.2 million shares of common stock for $15.0 million.

On April 25, 2025, ACCO Brands announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on June 18, 2025 to stockholders of record at the close of business on May 23, 2025.

Business Segment Results

ACCO Brands Americas – First quarter segment net sales of $173.9 million decreased 11.8 percent from $197.2 million in the prior year. Adverse foreign exchange reduced sales by 3.5 percent. Comparable sales were $180.9 million, down 8.3 percent versus the prior year. Both reported and comparable sales decreases were attributable to softer demand for technology accessories and certain consumer and business products.

First quarter operating income was $0.9 million versus $6.1 million a year earlier. Restructuring expense was $1.8 million in the current year. Adjusted operating income was $10.0 million, down from $12.3 million in the prior year. The decrease in both reported and adjusted operating income reflects lower sales volume, partially offset by cost savings and positive sales mix.

ACCO Brands International – First quarter segment net sales of $143.5 million decreased 11.3 percent from $161.7 million in the prior year. Adverse foreign exchange reduced sales by 2.9 percent. Comparable sales were $148.2 million, down 8.4 percent versus the prior year. Both reported and comparable sales declines reflect reduced demand for certain office products, partially offset by growth in the technology accessories categories and the benefit of price increases.

First quarter operating income was $5.1 million, a decrease from $12.8 million in the prior year; adjusted operating income was $9.6 million compared with $16.9 million in the prior year. The decline in both reported and adjusted operating income reflects the impact of lower sales volume, partially offset by cost savings and pricing actions.

Outlook

"Due to increased market uncertainties driven by the global trade dynamics we have limited visibility beyond the second quarter, therefore we are not providing a 2025 full year outlook for sales, adjusted EPS and free cash flow until we gain more clarity," Mr. Tedford continued.

In the second quarter, the Company expects reported sales to be down in a range of 8.0% to 12.0% and adjusted EPS within a range of $0.28 to $0.32. Second quarter outlook reflects changing customer buying patterns in response to the U.S. tariff situation and a cautious view of near-term demand implications.

"We are confident in our long-term strategy to improve revenue trends and optimize our cost structure and are executing well against our strategic initiatives. We remain optimistic about our future and are confident in our leading brands," concluded Mr. Tedford.

Webcast

At 8:30 a.m. ET on May 2, 2025, ACCO Brands Corporation will host a conference call to discuss the Company's first quarter and full year 2025 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands, the Home of Great Brands Built by Great People, designs, manufactures and markets consumer and end-user products that help people work, learn, and play. Our widely recognized brands include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most directly comparable GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, and those relating to cost reductions and anticipated pre-tax savings and restructuring costs are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Forward-looking statements are subject to the occurrence of events outside the Company's control and actual results and the timing of events may differ materially from those suggested or implied by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements when deciding whether to buy, sell or hold the Company’s securities.

Our outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding consumer demand, tariffs, global geopolitical and economic uncertainties, and fluctuations in foreign currency exchange rates; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: changes in trade policy and regulations, including changes in trade agreements and the imposition of tariffs, and the resulting consequences; global political and economic uncertainties; a limited number of large customers account for a significant percentage of our sales; sales of our products are affected by general economic and business conditions globally and in the countries in which we operate; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality, the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming accessories business; our ability to grow profitably through acquisitions, and successfully integrate them; our ability to successfully execute our multi-year restructuring and cost savings program and realize the anticipated benefits; continued disruptions in the global supply chain; risks associated with inflation and other changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; the impact of additional tax liabilities stemming from our global operations and changes in tax laws, regulations and tax rates; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; changes in trade policy and regulations, including changes in trade agreements and the imposition of tariffs, and the resulting consequences; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by telecommunication failures, labor strikes, power and/or water shortages, public health crises, such as the occurrence of contagious diseases, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part

I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis	Kori Reed
Investor Relations	Media Relations
(847) 796-4320	(224) 501-0406

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$134.6	$74.1
Accounts receivable, net	246.4	348.9
Inventories	314.7	270.4
Other current assets	47.0	38.1
Total current assets	742.7	731.5
Total property, plant and equipment	503.7	505.5
Less: accumulated depreciation	(364.5)	(368.0)
Property, plant and equipment, net	139.2	137.5
Right of use asset, leases	84.4	81.0
Deferred income taxes	92.3	89.3
Goodwill	468.7	446.4
Identifiable intangibles, net	713.6	709.6
Other non-current assets	27.7	33.1
Total assets	$2,268.6	$2,228.4
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$8.7	$10.5
Current portion of long-term debt	25.2	40.8
Accounts payable	173.7	167.3
Accrued compensation	29.9	43.2
Accrued customer program liabilities	54.6	78.5
Lease liabilities	22.5	21.5
Other current liabilities	106.8	128.5
Total current liabilities	421.4	490.3
Long-term debt, net	897.8	783.3
Long-term lease liabilities	69.1	66.9
Deferred income taxes	110.6	111.9
Pension and post-retirement benefit obligations	118.2	117.2
Other non-current liabilities	45.4	52.7
Total liabilities	1,662.5	1,622.3
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(47.8)	(47.0)
Paid-in capital	1,905.5	1,911.8
Accumulated other comprehensive loss	(544.1)	(572.1)
Accumulated deficit	(708.5)	(687.6)
Total stockholders' equity	606.1	606.1
Total liabilities and stockholders' equity	$2,268.6	$2,228.4

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Loss (Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024	% Change
Net sales	$317.4	$358.9	(11.6)%
Cost of products sold	217.8	248.5	(12.4)%
Gross profit	99.6	110.4	(9.8)%
Operating costs and expenses:
Selling, general and administrative expenses	92.7	94.2	(1.6)%
Amortization of intangibles	11.3	10.6	6.6%
Restructuring	2.3	(0.3)	NM
Total operating costs and expenses	106.3	104.5	1.7%
Operating (loss) income	(6.7)	5.9	NM
Non-operating expense (income):
Interest expense	10.8	13.3	(18.8)%
Interest income	(1.9)	(1.9)	— %
Non-operating pension expense	0.5	0.4	25.0%
Other expense (income), net	0.4	(0.6)	NM
Loss before income tax	(16.5)	(5.3)	NM
Income tax (benefit) expense	(3.3)	1.0	NM
Net loss	$(13.2)	$(6.3)	109.5%

Per share:
Basic loss per share	$(0.14)	$(0.07)	100.0%
Diluted loss per share	$(0.14)	$(0.07)	100.0%

Weighted average number of shares outstanding:
Basic	93.3	95.7
Diluted	93.3	95.7

Cash dividends declared per common share	$0.075	$0.075

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended March 31,
	2025	2024
Gross profit (Net sales, less Cost of products sold)	31.4%	30.8%
Selling, general and administrative expenses	29.2%	26.2%
Operating (loss) income	(2.1)%	1.6%
Loss before income tax	(5.2)%	(1.5)%
Net loss	(4.2)%	(1.8)%
Income tax rate	20.0%	(18.9)%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
Operating activities
Net loss	$(13.2)	$(6.3)
Depreciation	6.7	7.4
Amortization of debt issuance costs	0.5	0.7
Amortization of intangibles	11.3	10.6
Stock-based compensation	7.8	5.1
Changes in operating assets and liabilities:
Accounts receivable	107.0	153.8
Inventories	(35.9)	(26.5)
Other assets	(4.8)	(18.6)
Accounts payable	1.8	(12.7)
Accrued expenses and other liabilities	(69.7)	(76.2)
Accrued income taxes	(6.0)	(9.1)
Net cash provided by operating activities	5.5	28.2
Investing activities
Additions to property, plant and equipment	(2.2)	(2.3)
Cost of acquisitions, net of cash acquired	(10.1)	—
Net cash used by investing activities	(12.3)	(2.3)
Financing activities
Proceeds from long-term borrowings	106.3	61.4
Repayments of long-term debt	(17.5)	(18.9)
Borrowings (repayments) of notes payable, net	(2.2)	(0.2)
Dividends paid	(6.8)	(7.2)
Repurchases of common stock	(15.0)	—
Payments related to tax withholding for stock-based compensation	(0.8)	(1.9)
Net cash provided by financing activities	64.0	33.2
Effect of foreign exchange rate changes on cash and cash equivalents	3.3	(0.9)
Net increase in cash and cash equivalents	60.5	58.2
Cash and cash equivalents
Beginning of the period	$74.1	$66.4
End of the period	$134.6	$124.6

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures. This is followed by a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, the impact of foreign currency exchange rate fluctuations, unusual tax items, goodwill and indefinite lived trade name impairments and charges, and other non-recurring items that we consider to be outside of our core operations. On an interim basis, we also calculate adjusted income tax expense using our estimated annual income tax rate. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions, if any, with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of material acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Operating Income (Loss)/Adjusted Income (Loss) Before Taxes/Adjusted Net Income (Loss)/Adjusted Net Income (Loss) Per Diluted Share: Represents operating income (loss), income (loss) before taxes, net income (loss), and net income (loss) per diluted share excluding restructuring and goodwill and indefinite lived trade name impairment charges, the amortization of intangibles, non-recurring items, other income/expense, adjustments to reflect the estimated annual tax rate and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense (Benefit): Represents income tax expense (benefit) excluding the tax effect of the items that have been excluded from adjusted income (loss) before taxes, unusual income tax items such as the impact of tax audits and changes in laws, and other discrete tax items. We believe our adjusted income tax expense (benefit) is useful to investors because it reflects our income tax calculated using the estimated annual tax rate before discrete tax items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. For interim periods, the income tax expense (benefit) is calculated using the estimated annual income tax rate.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, restructuring and goodwill and indefinite lived trade name impairment charges, and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges and other items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. In addition, this calculation of adjusted EBITDA is used in our loan agreement to calculate our leverage ratio covenant.

Free Cash Flow: Free cash flow represents cash flow from operating activities less cash used for additions to property, plant and equipment. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, reducing debt, repurchasing shares and funding acquisitions.

Net debt: Represents balance sheet debt plus unamortized debt origination costs and less any cash and cash equivalents.

Consolidated Leverage Ratio: Represents net debt divided by trailing twelve months adjusted EBITDA.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, free cash flow, adjusted EBITDA and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Loss information reported in accordance with GAAP to Adjusted Non-GAAP Information for the three months ended March 31, 2025 and 2024.

		Three Months Ended March 31, 2025
		Operating (Loss) Income	% of Sales	Loss before Tax	% of Sales	Income Tax Benefit	Tax Rate	Net Loss	% of Sales

Reported GAAP		$(6.7)	(2.1)%	$(16.5)	(5.2)%	$(3.3)	20.0%	$(13.2)	(4.2)%
Reported GAAP diluted loss per share (EPS)								$(0.14)
Restructuring		2.3		2.3		0.5		1.8
Amortization of intangibles		11.3		11.3		3.0		8.3
Discrete tax items and adjustments to annual tax rate	(A)	—		—		(1.1)		1.1
Adjusted Non-GAAP		$6.9	2.2%	$(2.9)	(0.9)%	$(0.9)	30.0%	$(2.0)	(0.6)%
Adjusted net income per diluted share (Adjusted EPS)								$(0.02)

		Three Months Ended March 31, 2024
		Operating Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$5.9	1.6%	$(5.3)	(1.5)%	$1.0	(18.9)%	$(6.3)	(1.8)%
Reported GAAP diluted loss per share (EPS)								$(0.07)
Restructuring		(0.3)		(0.3)		(0.1)		(0.2)
Amortization of intangibles		10.6		10.6		2.9		7.7
Net operating tax gains and losses	(B)	—		(1.2)		(0.4)		(0.8)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		(2.3)		2.3
Adjusted Non-GAAP		$16.2	4.5%	$3.8	1.1%	$1.1	29.0%	$2.7	0.8%
Adjusted net income per diluted share (Adjusted EPS)								$0.03

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Loss to Adjusted EBITDA (Unaudited)

A.
The income tax impact of discrete tax items. As of March 31, 2025 and 2024, the Company adjusts its tax rate to 30.0% and 29%, respectively, which represents its full year non-GAAP estimated annual tax rate. The Company's full year non-GAAP estimated annual tax rate remains subject to variation from the mix of earnings across the Company's operating jurisdictions.
B.
Includes certain indirect tax credits in Brazil.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net (Loss) Income to Adjusted EBITDA (Unaudited)

(In millions)

The following table sets forth a reconciliation of net loss reported in accordance with GAAP to Adjusted EBITDA.

	Three months ended March 31,
	2025	2024	% Change
Net loss	$(13.2)	$(6.3)	109.5%
Stock-based compensation	7.8	5.1	52.9%
Depreciation	6.7	7.4	(9.5)%
Amortization of intangibles	11.3	10.6	6.6%
Restructuring	2.3	(0.3)	NM
Interest expense, net	8.9	11.4	(21.9)%
Other expense (income), net	0.4	(0.6)	NM
Income tax (benefit) expense	(3.3)	1.0	NM
Adjusted EBITDA (non-GAAP)	$20.9	$28.3	(26.1)%
Adjusted EBITDA as a % of Net Sales	6.6%	7.9%

Reconciliation of Debt to Net Debt (Unaudited)

(In millions)

The following table sets forth a reconciliation of debt reported in accordance with GAAP to Net Debt.

	Three months ended March 31,
	2025	2024	$ Change
Total debt per balance sheet	$931.7	$954.8	.
Add debt origination costs	4.8	6.2
Less cash and cash equivalents	134.6	124.6
Net Debt (non-GAAP)	$801.9	$836.4	$(34.5)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(In millions)

The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three months ended March 31, 2025	Three months ended March 31, 2024
Net cash provided by operating activities	$5.5	$28.2
Additions to property, plant and equipment	(2.2)	(2.3)
Free Cash Flow (non-GAAP)	$3.3	$25.9

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

(In millions)

	2025					2024					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating	Adjusted
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands Americas	$173.9	$0.9	$9.1	$10.0	5.8%	$197.2	$6.1	$6.2	$12.3	6.2%	$(23.3)	(11.8)%	$(2.3)	(18.7)%	(40)
ACCO Brands International	143.5	5.1	4.5	9.6	6.7%	161.7	12.8	4.1	16.9	10.5%	(18.2)	(11.3)%	(7.3)	(43.2)%	(380)
Corporate	—	(12.7)	—	(12.7)		—	(13.0)	—	(13.0)		—		0.3
Total	$317.4	$(6.7)	$13.6	$6.9	2.2%	$358.9	$5.9	$10.3	$16.2	4.5%	$(41.5)	(11.6)%	$(9.3)	(57.4)%	(230)

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Loss to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP

	Net Sales Change	Currency Translation	Comparable Sales Change (A)	Net Sales Change	Currency Translation	Comparable Sales Change (A)	Comparable Sales
Q1 2025:
ACCO Brands Americas	(11.8)%	(3.5)%	(8.3)%	$(23.3)	$(7.0)	$(16.3)	$180.9
ACCO Brands International	(11.3)%	(2.9)%	(8.4)%	(18.2)	(4.7)	(13.5)	148.2
Total	(11.6)%	(3.3)%	(8.3)%	$(41.5)	$(11.7)	$(29.8)	$329.1

(A) Comparable sales represents net sales excluding material acquisitions, if any, and with current-period foreign operation sales translated at the prior-year currency rates.